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                         POTTERS FINANCIAL CORPORATION
                                   EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      Quarter ended March 31,
                                      -----------------------
                                       1998          1997(1)
                                       ----          ----

Net income for basic & diluted       $222,000       $438,000
                                     ========       ========

Average basic shares outstanding      936,207        977,696

Add: Effect of stock options           32,792         19,552
                                     --------       --------

Average diluted shares outstanding    968,999        997,248
                                     ========       ========

Basic earnings per common share      $    .24       $    .45
                                     ========       ========

Diluted earnings per common share    $    .23       $    .44
                                     ========       ========

(1) Restated to reflect the November 1997 two-for-one stock split in the form of a 100% stock dividend.